Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Monday, January 8, 2018	Investor Relations Contact: Daniel Wong (808) 835-3291 Investor.Relations@HawaiianAir.com Media Relations Contact: Alex Da Silva (808) 835-3712 Alex.DaSilva@HawaiianAir.com
Hawaiian Airlines Carries Record 11.5 Million Passengers in 2017,
Updates Expected Fourth Quarter and Full Year 2017 Metrics

HONOLULU – Hawaiian Airlines, Inc., a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA) (“Hawaiian” or the "Company"), welcomed a record 11,505,324 guests in 2017, a 4.1 percent increase over the previous year. Hawai’i’s largest and longest-serving airline today announced its system-wide traffic statistics for the month, quarter, and full year ended December 31, 2017. The Company also updated its expectations for certain fourth quarter and full year 2017 financial metrics.

The record number of passengers in 2017 marks 13 straight years of growth as the Company continues to expand its network and fleet, providing travelers with more options to fly to, and within, the Hawaiian Islands than any other carrier.

Hawaiian took delivery of its first of 18 A321neo aircraft in November, and its second in December. The A321neo aircraft will help the airline to build upon its already strong U.S. West Coast presence, highlighted by recent announcements that included new daily non-stop service to Maui’s Kahului Airport from San Diego and Portland international airports as well as to Honolulu's Daniel K. Inouye Airport from Long Beach Airport. Hawaiian will also expand its summer seasonal service with four additional daily summer flights in 2018, including its first international seasonal service between Narita and Honolulu international airports. Additionally, Hawaiian added its 24th A330-200 aircraft in October and its first of three expected ATR 72 turboprop aircraft in an all-cargo configuration in December.

SYSTEM-WIDE OPERATIONS1

DECEMBER	2017	2016	% CHANGE
PAX	1,000,646	927,521	7.9%
RPMS (000)	1,388,279	1,336,613	3.9%
ASMS (000)	1,645,354	1,589,264	3.5%
LF	84.4%	84.1%	0.3 pts

FOURTH QUARTER	2017	2016	% CHANGE
PAX	2,913,591	2,729,726	6.7%
RPMS (000)	4,125,894	3,932,713	4.9%
ASMS (000)	4,798,039	4,570,679	5.0%
LF	86.0%	86.0%	0.0 pts

YEAR-TO-DATE	2017	2016	% CHANGE
PAX	11,505,324	11,050,911	4.1%
RPMS (000)	16,316,739	15,492,509	5.3%
ASMS (000)	19,006,682	18,384,637	3.4%
LF	85.8%	84.3%	1.5 pts

PAX	Passengers transported
RPM	Revenue Passenger Miles; one paying passenger transported one mile
ASM	Available Seat Miles; one seat transported one mile
LF	Load Factor; percentage of seating capacity filled
1Includes the operations of contract carriers under capacity purchase agreements.

Fourth Quarter & Full Year 2017 Outlook

The Company has revised certain of its expectations for the quarter and year ended December 31, 2017, that were previously provided in its Third Quarter 2017 Earnings Release on October 19, 2017 and updated on December 5, 2017.

Specifically, for the quarter and year ended December 31, 2017, the Company:

•	expects its operating revenue per ASM to be at the favorable end of the prior guidance range due to stronger than expected close in bookings;

•	is raising its estimates for gallons of jet fuel consumed due to higher than expected payloads; and

•
is raising its estimates for operating costs per ASM (CASM) excluding fuel and special items due to higher than expected revenue related expenses and the shift of certain operating expenses into 2017 that were originally expected in 2018. Excluding the impact of these items, the Company's expectations of CASM excluding fuel and special items would be roughly in line with the prior fourth quarter and full year 2017 guidance.

The tables below summarize the Company’s revised expectations, expressed as an expected percentage change compared to the results for the quarter and year ended December 31, 2016.

Item	Prior Fourth Quarter 2017 Guidance	Revised Fourth Quarter 2017 Guidance	GAAP Equivalent	Prior GAAP Fourth Quarter 2017 Guidance	Revised GAAP Fourth Quarter 2017 Guidance
Cost per ASM excluding fuel and special items (a)	Up 3.5% to up 6.5%	Up 6.0% to up 7.0%	Cost per ASM (a)	Down 10.3% to down 13.5%	Down 8.6% to down 10.5%
Operating revenue per ASM	Up 1.5% to up 3.5%	Up 2.5% to up 3.5%
Gallons of jet fuel consumed	Up 5.0% to up 8.0%	Up 7.5% to up 8.5%

Item	Prior Full Year 2017 Guidance	Revised Full Year 2017 Guidance	GAAP Equivalent	Prior GAAP Full Year 2017 Guidance	Revised GAAP Full Year 2017 Guidance
Cost per ASM excluding fuel and special items (a)	Up 6.0% to up 7.0%	Up 6.7% to up 7.2%	Cost per ASM (a)	Up 3.6% to up 5.5%	Up 4.3% to up 6.0%
Operating revenue per ASM	Up 5.5% to up 6.5%	Up 6.1% to up 6.6%
Gallons of jet fuel consumed	Up 5.5% to up 6.5%	Up 6.3% to up 6.8%

(a)	See Table 1 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and special items

The Company believes that CASM excluding fuel and special items provides useful information about the underlying cost structure of the Company and is consistent with the metrics used by management to measure and monitor the Company's costs.

Tax Reform Impact

For the quarter ended December 31, 2017, the Company expects to record a one-time reduction to income tax expense in the range of $90 - $140 million due to the expected effect of the Tax Cuts and Jobs Act of 2017. This reduction is a result of the difference between rates in effect when income tax expense was accrued, and the rates expected to be in effect when the income taxes will likely be paid. This estimated impact is a non-cash item and is expected to be treated as a special item.

Non-GAAP Financial Reconciliations
(in thousands)
Table 1

	Estimated three months ended December 31, 2017
GAAP operating expenses	$579,637		to	$591,763
Less: aircraft fuel, including taxes and delivery	(120,887)		to	(128,685)
Adjusted operating expenses - excluding aircraft fuel	$458,750		to	$463,078
Available Seat Miles	4,798,039		to	4,798,039

CASM - GAAP	12.08	¢	to	12.33	¢
Less: aircraft fuel	(2.52)		to	(2.68)
CASM - excluding aircraft fuel and special items	9.56	¢	to	9.65	¢

	Estimated twelve months ended December 31, 2017
GAAP operating expenses	$2,194,731		to	$2,230,991
Less: aircraft fuel, including taxes and delivery	(427,190)		to	(455,277)
Less: special items
Loss on sale of aircraft	(4,771)		to	(4,771)
Collective bargaining charge	(18,679)		To	(18,679)
Adjusted operating expenses - excluding aircraft fuel	$1,744,091		to	$1,752,264
Available Seat Miles	19,006,682		to	19,006,682

CASM - GAAP	11.55	¢	to	11.74	¢
Less: aircraft fuel	(2.24)		to	(2.39)
Less: special items
Loss on sale of aircraft	(0.03)		to	(0.03)
Collective bargaining charge	(0.10)		to	(0.10)
CASM - excluding aircraft fuel and special items	9.18	¢	to	9.22	¢

Safe Harbor Statement

This press release contains forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance including but not limited to the Company's expectations regarding operating revenue per ASM, CASM excluding fuel and special items and gallons of jet fuel consumed each for the quarter and full year ended December 31, 2017. These forward-looking statements are subject to change in connection with the preparation and audit of the Company’s financial statements for the quarter and full year ended December 31, 2017. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized. Additional information on risk factors that could potentially affect the Company’s operations and financial results may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and subsequent filings with the Securities Exchange Commission.

About Hawaiian Airlines
Hawaiian® has led all U.S. carriers in on-time performance for each of the past 13 years (2004-2016) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler and Travel + Leisure have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 89th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline. Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 170 jet flights daily between the Hawaiian Islands, with a total of more than 250 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page (Hawaiian Airlines). For career postings and updates, follow Hawaiian’s LinkedIn page.

For media inquiries, please visit Hawaiian Airlines’ online newsroom.